SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549


                                                  Amendment No. 1
                                                     FORM 8-K

                                                  CURRENT REPORT
                                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                                            SECURITIES AND EXCHANGE ACT


         Date of report (Date of earliest event reported): November 15, 2000
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                                             FINANCIAL INTRANET, INC.
                                             ------------------------
                           (Exact Name of Registrant as Specified in Charter)


 Nevada                                7375                      88-0357272
--------------------------------  -------------            -------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
 of Incorporation)                File Number)              Identification No.)

 116 Radio Circle, Mt. Kisco, New York                            10549
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    (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code:   (914) 242-4848
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Item 4.  Changes in Registrant's Certifying Accountant.

         In conjunction with the Company's reorganization the Company on November 15, 2000, engaged Feldman, Sherb and Company, P.C. as its independent accountants following the dismissal of the Company's former independent accountants, Richard A. Eisner & Company, LLP. The change of independent accountants was approved by the Board of Directors of the Company.

         During the Company's last fiscal year and subsequent interim periods preceding the date of dismissal, there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

         The former independent accountants' report for the year ended December 31, 1999 was unqualified when issued and contained an explanatory paragraph that expressed doubt about the Company's ability to continue as a going concern. Such report, however, did not contain any adverse opinion or disclaimer of opinion or was modified as to audit scope, accounting principles or other uncertainty.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

                  16.1 Letter on change in certifying public accountant.


                                                    SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


January 15, 2001                                     FINANCIAL INTRANET, INC.

                                                     By: /s/ Michael Sheppard
                                                        ----------------------
                                                Michael Sheppard, President and
                                                Chief Operating Officer